EXHIBIT 23.1 - CONSENT OF COUNSEL

August 30, 1998
Board of Directors
Sunburst Acquisitions I, Inc.
4807 S. Zang Way
Morrison, Colorado  80465

Dear Gentlemen:

         We hereby consent to being named in the Registration Statement on Form S-8, dated August 31, 1998, as the attorneys who will pass upon legal matters in connection with the sale of the shares referred to therein, and to the filing of our opinion as an Exhibit to the Registration Statement.

Sincerely yours,
Frascona, Joiner & Goodman, P.C.


By:      /s/ Gary S. Joiner
         ----------------------
         Gary S. Joiner